As filed with the Securities and Exchange Commission
                                on April 29, 1997

                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             THE PANDA PROJECT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                                          65-0323354
-------------------------------                        ---------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

         901 YAMATO ROAD, BOCA RATON, FLORIDA                   33431
--------------------------------------------------------------------------------
      (Address of Principal Executive Offices)                (Zip Code)

                       THE PANDA PROJECT, INC. 401(K) PLAN
                            (Full Title of the Plan)

                                 C. Daryl Hollis
              Executive Vice President and Chief Financial Officer
                             The Panda Project, Inc.
                                 901 Yamato Road
                            BOCA RATON, FLORIDA 33431
                     (Name and Address of Agent For Service)


                                 (561) 994-2300
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    PROPOSED          PROPOSED
TITLE OF                            MAXIMUM           MAXIMUM
SECURITIES TO     AMOUNT TO BE      OFFERING PRICE    AGGREGATE         AMOUNT OF
be REGISTERED     REGISTERED        PER SHARE         OFFERING PRICE    REGISTRATION FEE
-------------     ------------      --------------    --------------    ----------------
Common            25,000            $4.3125(2)     $107,812.50(2)      $32.68
Stock,            shares(1)
$.01 par
value


(1) Represents shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), to be issued by the Registrant in connection with awards made under the The Panda Project, Inc. 401(k) Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on April 23, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                  (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                  (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Registrant, shall have the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action of proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person who is or was a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under Section 607.0850(2) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Section 607.0850 of the FBCA further provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection
(1) or subsection (2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided pursuant to Section 607.0850 is not exclusive; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

         Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification of advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director, and (b) the director's breach of, or failure to perform, those duties constitutes: (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (3) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (4) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

ARTICLES OF INCORPORATION OF THE REGISTRANT

         The Articles of Incorporation of the Registrant (the "Articles") provide that, to the fullest extent permitted by applicable law, as amended from time to time, the Registrant will indemnify any person who is or was a party or is threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant or serves or served any other enterprise at the request of the Registrant. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law.

         In addition, the Articles provide that a director of the Registrant shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the Articles do not eliminate or limit the liability of a director for any of the following reasons: (i) a breach of the director's duty of loyalty to the Registrant or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation under Section 607.0834 of the FBCA (which imposes liability upon directors for unlawful distributions); (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Articles.

INDEMNIFICATION

         The Registrant has entered into or intends to enter into Indemnification Agreements with its directors (collectively, the "Agreements") which provide that each director is entitled to indemnification to the fullest extent permitted by applicable law. Such indemnification will cover all expenses, liabilities, judgments (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid in settlement which are incurred or imposed upon the director if the director is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind, whether civil, criminal, administrative or investigative (including actions by or in the right of the Registrant and any preliminary inquiry or claim by any person or authority), by reason of the fact that the director is or was a director, officer, employee or agent of the Registrant or is or was serving at the Registrant's request as a director, officer, employee or agent of another corporation (including a subsidiary), partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof (collectively, the "Covered Matters"). Pursuant to the Agreements, the directors are presumed to be entitled to indemnification irrespective of whether the Covered Matter involves allegations of intentional misconduct, alleged violations of Section 16(b) of the Exchange Act, alleged violations of Section 10(b) of the Exchange Act (including Rule 10b-5 thereunder), breach of the director's fiduciary duties (including duties of loyalty or care) or any other claim.

         In addition to the foregoing, the Company maintains a director and officer liability insurance policy insuring directors and officers of the Registrant against certain liabilities.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits and the exhibits listed thereon are incorporated herein by reference. The Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  UNDERTAKINGS.

         1.       The Registrant undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 29th day of April, 1997.

                                                 THE PANDA PROJECT, INC.

                                                 By: /s/ STANFORD W. CRANE, JR.
                                                     --------------------------
                                                          Stanford W. Crane, Jr.
                                                          President

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of The Panda Project, Inc., hereby severally constitute Stanford W. Crane, Jr. and C. Daryl Hollis, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable The Panda Project, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                         DATE
---------                                   -----                                         ----

/s/ STANFORD W. CRANE, JR.
________________________            Chief Executive Officer,           )             April 29, 1997
Stanford W. Crane, Jr.              President and Director             )
                                    (Principal Executive               )
                                    Officer)                           )

/s/ C. DARYL HOLLIS                                                    )
________________________            Executive Vice President           )             April 29, 1997
C. Daryl Hollis                     and Chief Financial Officer)
                                    (Principal Financial and           )
                                    Accounting Officer)                )

/s/ JAMES T.A. WOODER                                                  )
________________________            Director                           )             April 29, 1997
James T.A. Wooder                                                      )
                                                                       )
                                                                       )
/s/ CLAUD L. GINGRICH
________________________            Director                           )             April 29, 1997
Claud L. Gingrich                                                      )
                                                                       )

/s/ RAO R. TUMMALA                                                     )
________________________            Director                           )             April 29, 1997
Rao R. Tummala                                                         )



     Pursuant to the requirements of the Securities Act of 1933, as amended, THE PANDA PROJECT, INC. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on the 29th day of April, 1997.

                                          THE PANDA PROJECT, INC. 401(k) PLAN



                                          By: /s/ C. DARYL HOLLIS
                                              -----------------------------
                                              C. Daryl Hollis
                                              Executive Vice President
                                                of The Panda Project Inc.,
                                                Plan Sponsor


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT                    DESCRIPTION OF EXHIBIT                                     PAGE
-------                    ----------------------                                     ----
         4.1      --       Amended and Restated Articles of
                           Incorporation of the Company, as amended
                           (filed as Exhibit 3.1 to the
                           Company's Registration Statement on
                           Form S-3 (File No. 333-14931))...........................    *

         4.2      --       Amended and Restated By-Laws of the
                           Company (filed as Exhibit 3.2 to the
                           Company's Registration Statement on
                           Form SB-2 (File No. 33-76694-A)).........................    *

         4.3      --       Specimen Certificate of Common Stock of
                           the Company (filed as Exhibit 4.1 to the
                           Company's Registration Statement on
                           Form SB-2 (File No. 33-76694-A)).........................    *

         5.1      --       Opinion of Holland & Knight..............................

         23.1     --       Consent of Holland & Knight (included in
                           Exhibit 5.1).............................................

         23.2     --       Consent of Price Waterhouse LLP..........................

         24.1     --       Power of Attorney (included on page 6).................


--------------------
* Incorporated herein by reference

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

5.1               Opinion of Holland & Knight

23.2              Consent of Price Waterhouse LLP